UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
4.875% Notes due 2028	GAINZ	The Nasdaq Stock Market LLC
7.875% Notes due 2030	GAINI	The Nasdaq Stock Market LLC
7.125% Notes due 2031	GAING	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2026, the appointment of Erika Highland as President of Gladstone Investment Corporation (the “Company”), which was previously announced on March 23, 2026, became effective. As of the same date, David Dullum stepped down as President of the Company and continues to serve as its Chief Executive Officer.

Ms. Highland, age 46, served as the Company’s Executive Vice President from March 2026 until September 30, 2026 and as Senior Managing Director from October 2023 until March 2026. She joined the Gladstone Companies in August 2005 and has led the investment activities for numerous portfolio companies, including sourcing, transaction execution, portfolio management, and exit. In addition, Ms. Highland has served, and continues to serve, on the boards of directors of various past and current portfolio companies. Prior to joining the Gladstone Companies, Ms. Highland worked at Wells Fargo Retail Finance and A.G. Edwards in investment banking. Ms. Highland holds a Bachelor of Science in Business Administration, with a concentration in Finance, from Boston College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

Date: October 1, 2026	By:	/s/ Taylor Ritchie
Taylor Ritchie
Chief Financial Officer and Treasurer